Exhibit 99.1

Vistra Reports 2020 Results Above Top End of Raised Guidance Range and Estimates One-Time Impact of Winter Storm Uri

IRVING, Texas — Feb. 26, 2021 — Vistra (NYSE: VST):

2020 Financial Highlights

•

Delivered 2020 Net Income of $624 million and Net Income from Ongoing Operations[1] of $725 million. 2020 Ongoing Operations Adjusted EBITDA[1] was $3,766 million, ~11% above 2019 results, representing the fifth year in a row Vistra’s financial results have come in above the midpoint of Vistra’s guidance.

•

Delivered 2020 Cash Flows from Operations (Operating Cash Flow) of $3,337 million and 2020 Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG)[1] of $2,582 million – ~6% above 2019 results – and reflecting a free cash flow conversion ratio of ~69% percent.

•

Realized $400 million in EBITDA value levers from the Operations Performance Improvement (“OPI”) initiative in 2020—a $100 million increase from initial projections—resulting in a higher target 2021 run-rate of $525 million, increased from the prior target of $425 million. In 2020, achieved nearly $750 million of the ~$860 million of identified Dynegy, Crius Energy (Crius), and Ambit Energy (Ambit) transaction synergies and OPI EBITDA value lever targets.

	Realized in Year	Achieved by YE
2020	$722	$747
2021	$806	$856

“Vistra executed exceptionally well in the face of challenges brought on by the global pandemic, delivering 2020 Adjusted EBITDA from Ongoing Operations nearly 10% higher than our original guidance midpoint. 2020 also marks the fifth year in a row that Vistra’s adjusted EBITDA has exceeded our financial guidance midpoint with our outperformance totaling more than $500 million over this period,” said Curt Morgan, Vistra’s chief executive officer. “We have proven that when we control our destiny, we consistently over-perform. The challenges brought on by the global pandemic in 2020 and the historic winter storm in Texas last week have tested our business model. We continue to believe that our integrated operations, prioritizing a strong balance sheet and conservative liquidity management, is the right model to remain resilient through these challenges while creating value for our stakeholders over the long-term.”

Winter Storm Uri

In February 2021, the U.S. experienced winter storm Uri, bringing extreme cold temperatures to the central U.S., including Texas. This severe weather resulted in surging demand for power, gas supply shortages, operational challenges for generators, and a significant load shed event (i.e., involuntary outages to customers across the system for varying periods of time) that was ordered by ERCOT beginning on Feb. 15, 2021 and continuing through Feb. 18, 2021. In anticipation of and during the storm, Vistra:

•	Executed winter preparedness actions in addition to its ordinary course winter preparations at an approximate cost of $10 million.

•	Assisted customers to proactively manage their usage with conservation tips.

•	Provided electricity to millions of Texans, producing ~25-30% of the power generated during the storm compared to its market share of ~18%.

•	Announced $5 million of financial assistance to customers and communities and assured residential customers there would be no near-term impact on rates due to the winter weather event.

Vistra – Press Release

Feb. 26, 2021, Page 2

The overall financial impact from winter storm Uri is still being calculated, but Vistra expects it will have a material adverse impact on its financial results driven by generation output being constrained due to challenges with receiving a steady supply of fuel for some plants as well as challenges with handling fuel already on site given the freezing conditions. As a result of these challenges, Vistra had to procure power in the ERCOT market at prices at or near the price cap to meet its supply obligations.

2021 Guidance and Capital Allocation

As a result of Winter Storm Uri hitting Texas last week, Vistra is not able to reaffirm or adjust its 2021 guidance as Vistra does not yet have enough information to provide an exact estimate of the one-time financial impact of this unprecedented winter storm. While the financial impacts of Winter Storm Uri to Vistra are not yet finalized, Vistra management preliminarily estimates the one-time adverse impact will be in the range of ~$900 million to $1,300 million. This estimated range is preliminary and based on currently available information and management estimates. The final amount of the estimated loss is subject to a variety of factors including, but not limited to, outstanding pricing, load, and settlement data from ERCOT, potential state corrective action, or the outcome of potential litigation arising from this event. Vistra will provide a further update as information is available, the timing of which is currently unknown.

Vistra continues to be committed to our capital allocation plan, including our recommended dividend trajectory and debt reduction expectations. Vistra will provide a further update on 2021 capital allocation as estimates of the financial impact of Winter Storm Uri are finalized, the timing of which is currently unknown. Vistra remains confident in its ability to generate significant Adjusted EBITDA and Free Cash Flow before Growth over the long-term, supporting our diverse capital allocation plans.

Liquidity

As of Dec. 31, 2020, Vistra had total available liquidity of ~$2,399 million, including cash and cash equivalents of $406 million, $1,988 million of availability under its revolving credit facility, and $5 million of availability under its various bi-lateral letter of credit facilities. Winter Storm Uri resulted in Vistra being required to post a significant amount of collateral, including to ERCOT, clearinghouses for natural gas and power transactions, and other trading counterparties. Despite these posting requirements, Vistra consistently maintained, and it continues to maintain, sufficient liquidity to conduct its operations in the ordinary course. As of Feb. 25, 2021, Vistra had more than $1.5 billion of cash and availability under its revolving credit facility.

2020 Capital Allocation Highlights

•	Reduced debt by ~$1.53 billion and achieved long-term leverage target of 2.5x net debt to Adjusted EBITDA as of Dec. 31, 2020.

•	Paid a fourth quarter 2020 dividend of $0.135 per share on Dec. 30, 2020 to shareholders of record as of Dec. 16, 2020, bringing the total dividends paid in 2020 to $0.54 per share.

•

Announced first quarter 2021 dividend of $0.15 per share to be paid on March 31, 2021 to shareholders of record as of March 17, 2021, representing an ~11% increase to an expected $0.60 per share[2] for 2021.

•

Announced balanced long-term capital allocation plan, with expectation to return significant capital to financial stakeholders over the next two years through debt repayment, dividends, and share repurchases, while simultaneously reinvesting in the business to transition generation portfolio via solar and energy storage growth investments.

•	Executed ~$125 million of the authorized $1.5 billion share repurchase program as of Feb. 23, 2021, resulting in net shares outstanding of ~483.7 million as of the same date.

2020 Portfolio Transformation and Growth Investments

•

Advanced development of nearly 850 MW of renewable generation projects in Texas, including one battery energy storage project and five solar facilities. Vistra expects it will invest on average ~$500 million a year in renewable resources, energy storage systems, and retail businesses by 2030, resulting in a renewable and storage portfolio of nearly 7,000 MWs, or nearly 20% of Vistra’s projected 2030 generation capacity. This portfolio of zero carbon assets supports our retail business in Texas and offers financing options and multiple opportunities to realize value.

•

Announced plans to retire an incremental ~7,500 MW of coal-fueled assets and ~350 MW of gas assets in the MISO, PJM, and ERCOT markets, resulting in the planned retirement of Vistra’s entire Midwest coal fleet by no later than year-end 2027.

•

Launched Vistra Zero, a generation portfolio consisting of ~4,000 MW of zero-carbon generation resources, including its existing nuclear, solar, and energy storage facilities, as well as its announced emission-free projects under development.

•	Acquired the Texas electric retail customers of Infinite Energy and Veteran Energy in November 2020, expanding Vistra’s retail footprint in the attractive Texas market.

Vistra – Press Release

Feb. 26, 2021, Page 3

2020 ESG Highlights

•

Accelerated its greenhouse gas (GHG) emissions reduction targets with a goal to achieve a 60% reduction, up from 50%, in CO2 equivalent emissions by 2030, as compared to a 2010 baseline, and a long-term goal to achieve net-zero carbon emissions, up from an 80% reduction target, by 2050[3].

•	Continued its commitment to employee and contractor health and safety by maintaining COVID-19 protocols first implemented in the first quarter of 2020.

•

Supported customers and communities during the pandemic by maintaining customer service levels at all-time highs, donating $2 million to non-profits and social service agencies, providing nearly 180,000 masks and face coverings to employees and local institutions, and assisting 15,400 customers impacted by COVID-19 to pay their electric bills through $3.9 million in donations.

•

Launched several initiatives to enhance diversity, equity, and inclusion, including hiring a chief diversity officer, creating a diversity, equity, and inclusion advisory council, enhancing employee resource groups, initiating career advancement pathways for employees, and expanding diverse external recruiting efforts.

•

Committed $10 million in donations over the next five years to support organizations that grow minority-owned small businesses, enhance economic development, and provide educational opportunities for students from diverse backgrounds.

(1)

Excludes the Asset Closure segment. Net Income from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(2)	Subject to Board’s approval at the applicable time.
(3)	Assuming necessary advancements in technology and supportive market constructs and public policy.

Summary of Financial Results for the Fourth Quarter Ended Dec. 31, 2020 and Full Year 2020

	Three Months Ended		Year Ended
($ in millions)	Dec. 31, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Net Income/(Loss)	$(27)	$233	$624	$926
Ongoing Operations Net Income/(Loss)[1]	$(14)	$240	$725	$1,035
Ongoing Operations Adjusted EBITDA[1]	$802	$775	$3,766	$3,393
Operating Cash Flow	—	—	$3,337	$2,736
Ongoing Operations Adjusted FCFbG[1]	—	—	$2,582	$2,437
Adjusted EBITDA by Segment
Retail	$411	$343	$983	$807
Texas	$191	$185	$1,646	$1,307
East	$158	$194	$849	$925
West	$14	$18	$73	$63
Sunset	$36	$40	$242	$308
Corp./Other	$(8)	$(5)	$(27)	$(17)
Asset Closure	$(3)	$(4)	$(81)	$(68)

For the three months ended Dec. 31, 2020, Vistra reported a Net Loss of $27 million, Net Loss from Ongoing Operations1 of $14 million, and Ongoing Operations Adjusted EBITDA1 of $802 million. Vistra’s fourth quarter 2020 Net Income/(Loss) of $(27) million was $260 million lower than fourth quarter 2019 Net Income/(Loss) of $233 million, driven primarily by a decrease in unrealized net gains on hedging transactions. Vistra’s fourth quarter Adjusted EBITDA from Ongoing Operations was $27 million higher than fourth quarter 2019 results, primarily driven by the addition of Ambit.

Vistra reported fourth quarter Adjusted EBITDA from the Retail segment of $411 million, $68 million higher than fourth quarter 2019 results, driven by strong margin performance in ERCOT and the addition of Ambit. Fourth quarter Adjusted EBITDA from the generation segments2, on an aggregate basis, totaled $391 million, $41 million lower than fourth quarter 2019 results driven by lower capacity revenue in the East segment.

Vistra – Press Release

Feb. 26, 2021, Page 4

For the full year of 2020, Vistra reported Net Income of $624 million, Net Income from Ongoing Operations1 of $725 million, and Ongoing Operations Adjusted EBITDA1 of $3,766 million. Vistra’s Net Income for the full year of 2020 was $302 million lower than full year 2019 Net Income, driven primarily by a decrease in unrealized gains on hedging transactions. Ongoing Operations Adjusted EBITDA for the full year of 2020 was $373 million higher than the full year of 2019, driven primarily by the additions of Crius and Ambit and strong ERCOT margin performance, partially offset by milder weather in the Retail segment, and higher margins in the Texas, East, and Sunset segments partially offset by lower capacity revenues in the collective generation segments.2

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail. Total by segment may not tie due to rounding.

(2)	Includes Texas, East, West, Sunset, and Corp./Other.

Earnings Webcast

Vistra will host a conference call and webcast today, Feb. 26, 2021, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Molly Sorg

214-812-0046

Investor@vistracorp.com

Vistra – Press Release

Feb. 26, 2021, Page 5

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 4.3 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive residential electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, the company is a large purchaser of wind power. The company is currently constructing a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, and performance initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events, including winter storm Uri, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2020 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

VISTRA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars, Except Per Share Amounts)

	Year Ended December 31,
	2020	2019	2018
Operating revenues	$11,443	$11,809	$9,144
Fuel, purchased power costs and delivery fees	(5,174)	(5,742)	(5,036)
Operating costs	(1,622)	(1,530)	(1,297)
Depreciation and amortization	(1,737)	(1,640)	(1,394)
Selling, general and administrative expenses	(1,035)	(904)	(926)
Impairment of long-lived assets	(356)	—	—

Operating income	1,519	1,993	491
Other income	34	56	47
Other deductions	(42)	(15)	(5)
Interest expense and related charges	(630)	(797)	(572)
Impacts of Tax Receivable Agreement	5	(37)	(79)
Equity in earnings of unconsolidated investment	4	16	17

Income (loss) before income taxes	890	1,216	(101)
Income tax (expense) benefit	(266)	(290)	45

Net income (loss)	$624	$926	$(56)
Net loss attributable to noncontrolling interest	12	2	2

Net income (loss) attributable to Vistra	$636	$928	$(54)

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2020	2019	2018
Cash flows — operating activities:
Net income (loss)	$624	$926	$(56)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	2,048	1,876	1,533
Deferred income tax expense (benefit), net	230	281	(62)
Impairment of long-lived assets	356	—	—
Loss on disposal of investment in NELP	29	—	—
Unrealized net (gain) loss from mark-to-market valuations of commodities	(231)	(696)	380
Unrealized net loss from mark-to-market valuations of interest rate swaps	155	220	5
Change in asset retirement obligation liability	7	(48)	(27)
Asset retirement obligation accretion expense	43	53	50
Impacts of Tax Receivable Agreement	(5)	37	79
Bad debt expense	110	82	55
Stock-based compensation	65	47	73
Other, net	(22)	(12)	37
Changes in operating assets and liabilities:
Accounts receivable — trade	(33)	(88)	(207)
Inventories	(59)	(44)	61
Accounts payable — trade	(40)	(221)	90
Commodity and other derivative contractual assets and liabilities	27	98	(80)
Margin deposits, net	(20)	170	(221)
Accrued interest	(20)	80	(105)
Accrued taxes	22	(4)	(64)
Accrued employee incentive	39	1	40
Tax Receivable Agreement payment	—	(2)	(16)
Asset retirement obligation settlement	(118)	(121)	(100)
Major plant outage deferral	2	(19)	(22)
Other — net assets	219	(22)	73
Other — net liabilities	(91)	142	(45)

Cash provided by operating activities	3,337	2,736	1,471

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(1,259)	(713)	(530)
Ambit acquisition (net of cash acquired)	—	(506)	—
Crius acquisition (net of cash acquired)	—	(374)	—
Cash acquired in the Merger	—	—	445
Proceeds from sales of nuclear decommissioning trust fund securities	433	431	252
Investments in nuclear decommissioning trust fund securities	(455)	(453)	(274)
Proceeds from sales of environmental allowances	165	197	1
Purchases of environmental allowances	(504)	(322)	(5)

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2020	2019	2018
Proceeds from sales of assets	24	6	7
Other, net	24	17	3

Cash used in investing activities	(1,572)	(1,717)	(101)

Cash flows — financing activities:
Issuances of long-term debt	—	6,507	1,000
Repayments/repurchases of debt	(1,008)	(7,109)	(3,075)
Net borrowings/(payments) under accounts receivable securitization program	(150)	111	339
Borrowings under Revolving Credit Facility	1,075	650	—
Repayments under Revolving Credit Facility	(1,425)	(300)	—
Debt tender offer and other debt financing fees	(17)	(203)	(236)
Stock repurchase	—	(656)	(763)
Dividends paid to stockholders	(266)	(243)	—
Other, net	(5)	6	12

Cash used in financing activities	(1,796)	(1,237)	(2,723)

Net change in cash, cash equivalents and restricted cash	(31)	(218)	(1,353)
Cash, cash equivalents and restricted cash — beginning balance	475	693	2,046

Cash, cash equivalents and restricted cash — ending balance	$444	$475	$693

VISTRA CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(123)	$273	$(78)	$1	$57	$(143)	$(13)	$(13)	$(26)
Income tax expense	—	—	—	—	—	(18)	(18)	—	(18)
Interest expense and related charges (a)	1	(2)	1	(4)	1	92	89	—	89
Depreciation and amortization (b)	74	152	181	5	32	16	460	10	470

EBITDA before Adjustments	(48)	423	104	2	90	(53)	518	(3)	515
Unrealized net (gain) loss resulting from hedging transactions	454	(242)	53	11	(63)	—	213	—	213
Generation plant retirement expenses	—	—	—	—	3	—	3	—	3
Fresh start/purchase accounting impacts	4	(3)	(1)	—	4	—	4	—	4
Impacts of Tax Receivable Agreement	—	—	—	—	—	39	39	—	39
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	(3)	—	—	—	—	2	(1)	—	(1)
COVID-19-related expenses (c)	—	4	1	—	2	1	8	—	8
Other, net	4	9	1	1	—	(14)	1	—	1

Adjusted EBITDA	$411	$191	$158	$14	$36	$(8)	$802	$(3)	$799

(a)	Includes $26 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $18 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

VISTRA CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$309	$1,760	$41	$50	$(414)	$(1,021)	$725	$(101)	$624
Income tax expense	—	—	—	—	—	266	266	—	266
Interest expense and related charges (a)	10	(8)	7	(10)	2	629	630	—	630
Depreciation and amortization (b)	303	550	721	19	133	64	1,790	22	1,812

EBITDA before Adjustments	622	2,302	769	59	(279)	(62)	3,411	(79)	3,332
Unrealized net (gain) loss resulting from hedging transactions	340	(691)	15	10	95	—	(231)	—	(231)
Generation plant retirement expenses	—	—	—	—	43	—	43	—	43
Fresh start/purchase accounting impacts	5	(8)	22	—	19	—	38	—	38
Impacts of Tax Receivable Agreement	—	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	—	63	63	—	63
Transition and merger expenses	5	2	1	—	—	11	19	(3)	16
Impairment of long-lived assets	—	—	—	—	356	—	356	—	356
Loss on disposal of investment in NELP	—	—	29	—	—	—	29	—	29
COVID-19-related expenses (c)	—	15	3	—	5	2	25	—	25
Other, net	11	26	10	4	3	(36)	18	1	19

Adjusted EBITDA	$983	$1,646	$849	$73	$242	$(27)	$3,766	$(81)	$3,685

(a)	Includes $155 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $75 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

VISTRA CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2019

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$132	$28	$135	$10	$77	$(142)	$240	$(7)	$233
Income tax expense	—	—				20	20	—	20
Interest expense and related charges (a)	5	(2)	3	—	(1)	72	77	—	77
Depreciation and amortization (b)	88	134	172	5	34	13	446	—	446

EBITDA before Adjustments	225	160	310	15	110	(37)	783	(7)	776
Unrealized net (gain) loss resulting from hedging transactions	87	25	(120)	4	(67)	—	(71)	—	(71)
Generation plant retirement expenses	—	—	—	—	—	—	—	3	3
Fresh start / purchase accounting impacts	5	(3)	1	(1)	2	—	4	(1)	3
Impacts of Tax Receivable Agreement	—	—	—	—	—	12	12	—	12
Non-cash compensation expenses	—	—	—	—	—	12	12	—	12
Transition and merger expenses	25	—	4	—	(4)	8	33	—	33
Other, net	1	3	(1)	—	(1)	—	2	1	3

Adjusted EBITDA	$343	$185	$194	$18	$40	$(5)	$775	$(4)	$771

(a)	Includes $55 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in the Texas segment.

VISTRA CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2019

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$134	$1,342	$400	$88	$274	$(1,203)	$1,035	$(109)	$926
Income tax expense	—	—	—	—	—	290	290	—	290
Interest expense and related charges (a)	21	(8)	13	—	4	767	797	—	797
Depreciation and amortization (b)	292	545	680	19	120	57	1,713	—	1,713

EBITDA before Adjustments	447	1,879	1,093	107	398	(89)	3,835	(109)	3,726
Unrealized net (gain) loss resulting from hedging transactions	278	(591)	(196)	(41)	(146)	—	(696)	—	(696)
Generation plant retirement expenses	—	—	—	—	12	—	12	42	54
Fresh start / purchase accounting impacts	23	(4)	4	(4)	14	—	33	(3)	30
Impacts of Tax Receivable Agreement	—	—	—	—	—	37	37	—	37
Non-cash compensation expenses	—	—	—	—	—	48	48	—	48
Transition and merger expenses	49	11	9	1	22	23	115	—	115
Other, net	10	12	15	—	8	(36)	9	2	11

Adjusted EBITDA	$807	$1,307	$925	$63	$308	$(17)	$3,393	$(68)	$3,325

(a)	Includes $220 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $73 million in the Texas segment.

VISTRA CORP.

NON-GAAP RECONCILIATIONS—ADJUSTED FREE CASH FLOW

FOR YEAR ENDED DECEMBER 31, 2020

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated
Adjusted EBITDA	$3,766	$(81)	$3,685
Interest paid, net (a)	(513)	—	(513)
Taxes received net of payments	141	(1)	140
Severance	(11)	(10)	(21)
Working capital, margin deposits and derivative related cash activities	159	(6)	153
Reclamation and remediation	(17)	(50)	(67)
Transition and merger expense	(16)	—	(16)
COVID-19-related expenses	(25)	—	(25)
Changes in other operating assets and liabilities	26	(25)	1

Cash provided by operating activities	$3,510	$(173)	$3,337
Capital expenditures including LTSA prepayments and nuclear fuel purchases (b)	(858)		(858)
Development and growth expenditures (c)	(401)	—	(401)
Purchases and sales of environmental credits and allowances, net	(339)	—	(339)
Other net investing activities (d)	15	11	26

Free cash flow	$1,927	$(162)	$1,765
Working capital, margin deposits and derivative related cash activities	(159)	6	(153)
Development and growth expenditures	401	—	401
Severance	11	10	21
Purchases and sales of environmental credits and allowances, net	339	—	339
Transition and merger expense	16	—	16
COVID-19-related expenses	25	—	25
Transition capital expenditures	22	—	22

Adjusted free cash flow before growth	$2,582	$(146)	$2,436

(a)	Net of interest received.
(b)	Includes $258 million LTSA prepaid capital expenditures.
(c)	Includes $18 million LTSA prepaid development and growth expenditures.
(d)	Includes investments in and proceeds from the nuclear decommissioning trust fund, insurance proceeds, proceeds from sales of assets and other net investing cash flows.